Exhibit 99.1

                                              6075 Poplar Avenue
                                              Suite 800
                                              Memphis, TN  38119

PRESS RELEASE

Contact: Vivian H. Brooks                   FOR IMMEDIATE RELEASE
Phone:   508-347-2368

                        PERKINS & MARIE CALLENDER'S INC.
           REPORTS RESULTS FOR THE THIRD QUARTER ENDED OCTOBER 5, 2008

MEMPHIS, TN, NOVEMBER 19, 2008 - Perkins & Marie Callender's Inc. (together with its consolidated subsidiaries, the "Company" or "we") is reporting today the financial results for its third quarter ended October 5, 2008.

HIGHLIGHTS FOR THE THIRD QUARTER OF 2008 AS COMPARED TO THE THIRD QUARTER OF 2007 WERE:
o Total revenues were down 2.6% to $127.9 million in the third quarter of 2008, primarily due to decreases in comparable sales at Perkins and Marie Callender's restaurants, partially offset by the operations of six new Company-operated Perkins restaurants. Since the third quarter of 2007, the Company has opened six new Perkins restaurants and acquired one Perkins restaurant from a franchisee.
o One Perkins franchised restaurant opened during the third quarter of 2008 and two Perkins franchised restaurants were closed during the third quarter of 2008.
o Perkins restaurants' comparable sales decreased by 3.7% and Marie Callender's restaurants' comparable sales decreased by 8.6% in the third quarter of 2008 as compared to the third quarter of 2007. These declines in comparable sales resulted primarily from a decrease in comparable guest counts at both concepts.
o We refinanced our existing term loan and revolver with $132.0 million of secured notes and a new $26.0 million revolver. The related debt agreements governing the secured notes and the new revolver contain minimal financial maintenance covenants. In connection with the refinancing, the Company received $12.5 million in contributions from its parent and affiliates.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender's Inc., commented, "Economic conditions during the third quarter 2008 presented unprecedented challenges to the restaurant industry as a whole, including Perkins & Marie Callender's Inc. Despite this, we successfully refinanced our secured debt, which we believe speaks to the inherent strength of our brands. Foxtail continues to be in a recovery mode. We are diligently improving its systems and management strength in order to improve its manufacturing processes and financial results. Finally, in light of current economic conditions, we have implemented value-driven initiatives across both the Perkins and Marie Callender's brands in order to attract customers by offering less expensive menu items and alternatives. Although the economy has clearly impacted overall guest count, we remain steadfast in our long term commitment to high service levels and quality."

THIRD QUARTER OF 2008 FINANCIAL RESULTS

Revenues in the third quarter of 2008 decreased 2.6% to $127.9 million from $131.3 million in the third quarter of 2007. The decrease resulted from a $4.0 million decrease in sales in the restaurant segment and a $0.6 million decrease in sales in the franchise segment, partially offset by a $1.2 million increase in sales in the Foxtail segment.

Food cost for the third quarter of 2008 increased to 29.6% of food sales from 28.5% in the third quarter of 2007. Restaurant segment food cost was down by 0.3% to 26.2% of food sales in the third quarter of 2008 as the impact of higher commodity costs were fully offset by menu price increases and improved store-level controls. In the Foxtail segment, food cost increased to 66.7% of food sales in the third quarter of 2008 from 60.8% in the third quarter of 2007, due primarily to higher dairy and flour prices.

Labor and benefits costs, as a percentage of total revenues, decreased by 0.1% to 32.4% in the third quarter of 2008 compared to the third quarter of 2007. In the third quarter of 2008, a 0.2% decrease in the restaurant segment resulting from lower employee medical insurance costs was partially offset by increases resulting from higher seasonal contract labor costs in the Foxtail segment.

Operating expenses for the third quarter of 2008 were $34.2 million, or 26.8% of total revenues, compared to $34.7 million, or 26.4% of total revenues in the third quarter of 2007. Restaurant segment operating expenses increased by 0.5% to 29.3% of restaurant sales in the third quarter of 2008 due primarily to increased utilities costs. Operating expenses in the Foxtail segment increased by $0.3 million, or 1.1%, to 12.6% of segment food sales due primarily to higher custodial service costs resulting from a 2008 outsourcing arrangement and from higher repair and maintenance costs.

General and administrative expenses were 8.3% of total revenues, an increase of 1.7% from the third quarter of 2007. The increase is due primarily to higher marketing costs at Foxtail and increased consulting costs.

Depreciation and amortization was 4.5% and 4.6% of revenues in the third quarters of 2008 and 2007, respectively.

Interest, net was 6.7% of revenues in the third quarter of 2008, compared to 5.5% in the prior year's third quarter. The 1.2% increase resulted mainly from an increase in the average effective interest rate on the Company's debt to 11.9% from 10.3% during the third quarter of 2008 compared to the third quarter of 2007, and an approximate $8.4 million increase in the average debt outstanding during the third quarter of 2008 compared to the third quarter of 2007.

On September 24, 2008, the Company issued $132.0 million of 14% senior secured notes and entered into a new $26.0 million revolving credit facility, in connection with the refinancing of its then existing $100.0 million term loan and $40.0 million revolver. The pre-existing credit agreement terminated upon the consummation of the refinancing. In connection with this transaction, we recognized a loss of $3.0 million, representing the write-off of previously deferred financing costs related to the terminated credit agreement.

As of October 5, 2008, we recorded a non-cash goodwill impairment charge of $20.2 million, comprised of $18.5 million to our franchise segment and $1.7 million to our Foxtail segment. We also reviewed all identifiable intangible assets, and, based on the results of our interim review, no additional impairment charges were considered necessary.

ADJUSTED EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, transaction costs, asset impairments and closed store expenses, goodwill impairment, loss on extinguishment of debt and other income and expense items unrelated to operating performance. The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is useful to investors in evaluating the Company's ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company's operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance. The Company's calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity. The following table provides a reconciliation of net loss to adjusted EBITDA:

                                               Third Quarter      Third Quarter      Year-to-Date      Year-to-Date
                                                   Ended              Ended              Ended            Ended
(unaudited; in thousands)                     October 5, 2008    October 7, 2007    October 5, 2008   October 7, 2007
                                              ---------------   ---------------     ---------------   ---------------

NET LOSS                                        $ (30,477)            (4,345)           (46,130)           (9,817)
Benefit from income taxes                          (1,260)               109               (938)              109
Interest, net                                       8,568              7,189             26,871            23,887
Depreciation and amortization                       5,741              6,051             19,111            18,941
Transaction costs                                       -                261                  -             1,013
Asset impairments and closed store expenses            61                472                614               481
Goodwill impairment                                20,202                  -             20,202                 -
Loss on extinguishment of debt                      2,952                  -              2,952                 -
Pre-opening expenses                                   14                751                339             1,185
Management fees                                       838                825              2,764             2,751
Other items                                             -                358                529               709
                                               -----------          ---------          ---------          ---------
ADJUSTED EBITDA                                 $   6,639             11,671             26,314             39,259
                                               ===========          =========          =========         ==========

ABOUT THE COMPANY

Perkins & Marie Callender's Inc. operates two restaurant concepts: (1) full-service family dining restaurants, which serve a wide variety of high quality, moderately-priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items under the name Marie Callender's Restaurant and Bakery. As of October 5, 2008, the Company owned and operated 164 Perkins restaurants and franchised 317 Perkins restaurants. The Company also owned and operated 76 Marie Callender's restaurants, two Callender's Grill restaurants, an East Side Mario's restaurant and 12 Marie Callender's restaurants under partnership agreements. Franchisees owned and operated 41 Marie Callender's restaurants and one Marie Callender's Grill.

CONFERENCE CALL

Perkins & Marie Callender's Inc. has scheduled a conference call for Monday, November 24, 2008, at 10:00 a.m. (CST), to review the third quarter 2008 earnings. The dial-in number for the conference call is (866) 207-2203 and the access code number is 72645258. A taped playback of this call will be available two hours following the call on Monday, November 24, 2008, through midnight
(CST) on Monday, December 1, 2008. The taped playback can be accessed by dialing
(800) 642-1687 and by using access code number 72645258.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology.

Perkins & Marie Callender's Inc. has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Some of the key factors that could cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements include the following:

     o general economic conditions, consumer preferences and demographic patterns, either nationally or in particular regions in which we operate;
     o    our substantial indebtedness;
     o    our liquidity and capital resources;
     o    competitive pressures and trends in the restaurant industry;
     o prevailing prices and availability of energy, raw materials, food, supplies and labor;
     o a failure to obtain timely deliveries from our suppliers or other supplier issues;
     o    our ability to successfully implement our business strategy;
     o    relationships with franchisees and financial health of franchisees;
     o    legal proceedings and regulatory matters;
     o    our development and expansion plans; and
     o other factors highlighted from time to time in our filings made pursuant to the Exchange Act with the Securities and Exchange Commission.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Actual results of Perkins & Marie Callender's Inc. could differ materially from those contained in the forward-looking statements. Perkins & Marie Callender's Inc. does not undertake and specifically declines any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                 (In thousands)






                                                        Third Quarter      Third Quarter      Year-to-Date      Year-to-Date
                                                            Ended              Ended              Ended             Ended
                                                      October 5, 2008    October 7, 2007    October 5, 2008   October 7, 2007
                                                      ---------------    ---------------    ---------------   ---------------
REVENUES:
Food sales                                              $  121,210            124,031            418,632           415,621
Franchise and other revenue                                  6,691              7,281             22,635            24,087
                                                       -----------          ---------          ---------          ---------
   Total revenues                                          127,901            131,312            441,267           439,708
                                                       -----------          ---------          ---------          ---------
COSTS AND EXPENSES:
Cost of sales (excluding depreciation shown below):
    Food cost                                               35,867             35,379            123,428           116,387
    Labor and benefits                                      41,417             42,700            144,105           143,069
    Operating expenses                                      34,240             34,693            115,361           111,377
General and administrative                                  10,612              8,675             35,727            33,575
Transaction costs                                                -                261                  -             1,013
Depreciation and amortization                                5,741              6,051             19,111            18,941
Interest, net                                                8,568              7,189             26,871            23,887
Asset impairments and closed store expenses                     61                472                614               481
Goodwill impairment                                         20,202                  -             20,202                 -
Loss on extinguishment of debt                               2,952                  -              2,952                 -
Other, net                                                     (27)               (37)              (117)              277
                                                       -----------          ---------          ---------          ---------
    Total costs and expenses                               159,633            135,383            488,254           449,007
                                                       -----------          ---------          ---------          ---------
Loss before income taxes and
  minority interests                                       (31,732)            (4,071)           (46,987)           (9,299)
Benefit from (provision for) income taxes                    1,260               (109)               938              (109)
Minority interests                                              (5)              (165)               (81)             (409)
                                                       -----------          ---------          ---------          ---------
NET LOSS                                                  $(30,477)            (4,345)           (46,130)           (9,817)
                                                       ===========          =========          =========         ==========


                        PERKINS & MARIE CALLENDER'S INC.
                           CONSOLIDATED BALANCE SHEETS
                  (In thousands, except par and share amounts)



                                                                                October 5,       December 30,
                                                                                   2008              2007
                                                                               ------------      ------------
                     ASSETS                                                    (Unaudited)
CURRENT ASSETS:
Cash and cash equivalents                                                       $   3,232           19,032
Restricted cash                                                                     7,594           10,098
Receivables, less allowances for doubtful accounts of $800                         19,479           17,221
    and $1,542 in 2008 and 2007, respectively
Inventories                                                                        15,676           13,239
Prepaid expenses and other current assets                                           6,007            5,732
                                                                                -----------      ------------
     Total current assets                                                          51,988           65,322
                                                                                -----------      ------------

PROPERTY AND EQUIPMENT, net of accumulated                                         96,594           99,311
   depreciation and amortization of $121,990 and $109,441 in
   2008 and 2007, respectively
INVESTMENT IN UNCONSOLIDATED PARTNERSHIP                                               36               53
GOODWILL                                                                            9,836           30,038
INTANGIBLE ASSETS, net of accumulated amortization of                             151,417          153,316
   $19,393 and $17,494 in 2008 and 2007, respectively
DEFERRED INCOME TAXES                                                                 535              242
OTHER ASSETS                                                                       19,283           14,660
                                                                                -----------      ------------
ASSETS                                                                           $329,689           362,942
                                                                                ===========      ============

     LIABILITIES AND STOCKHOLDER'S INVESTMENT
CURRENT LIABILITIES:
 Accounts payable                                                               $  24,065           25,559
 Accrued expenses                                                                  37,678           52,621
 Accrued income taxes                                                                  80                -
 Franchise advertising contributions                                                5,675            5,940
 Current maturities of long-term debt and capital lease obligations                   379            9,464
                                                                                -----------      -----------

     Total current liabilities                                                     67,877           93,584
                                                                                -----------      -----------

CAPITAL LEASE OBLIGATIONS, less current maturities                                 13,801           11,987
LONG-TERM DEBT, less current maturities                                           321,601          298,009
DEFERRED RENT                                                                      14,921           13,467
OTHER LIABILITIES                                                                  15,247           15,520

MINORITY INTERESTS IN CONSOLIDATED PARTNERSHIPS                                       156              333

STOCKHOLDER'S INVESTMENT:
Common stock, $.01 par value; 100,000 shares authorized;
     10,820 issued and outstanding                                                      1                1
Additional paid-in capital                                                        150,146          137,923
Accumulated other comprehensive income                                                 37               86
Accumulated deficit                                                              (254,098)        (207,968)
                                                                                ---------        -----------
     Total stockholder's investment                                              (103,914)         (69,958)
                                                                                ---------        -----------
TOTAL LIABILITIES AND STOCKHOLDER'S INVESTMENT                                  $ 329,689           362,942
                                                                                =========        ===========


                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)



                                                               Year-to-Date      Year-to-Date
                                                                   Ended             Ended
                                                             October 5, 2008    October 7, 2007
                                                             ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                        $  (46,130)            (9,817)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization                                     19,111             18,941
  Asset impairment costs                                               987                638
  Amortization of debt discount                                        291                248
  Other non-cash income and expense items                             (134)               629
  Gain on disposition of assets                                       (373)              (157)
  Goodwill impairment                                               20,202                  -
  Loss on extinguishment of debt                                     2,952                  -
  Minority interests                                                    81                409
  Equity in net loss of unconsolidated partnership                      17                 90
  Net changes in operating assets and liabilities                  (16,043)           (12,364)
                                                                 ---------        -----------
  Total adjustments                                                 27,091              8,434
                                                                 ---------        -----------
Net cash used in operating activities                              (19,039)            (1,383)
                                                                 ---------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                (15,596)           (22,554)
Proceeds from sale of assets                                           515                  3
                                                                 ---------        -----------
Net cash used in investing activities                              (15,081)           (22,551)
                                                                 ---------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) terminated revolver, net              (20,000)            15,300
Proceeds from New Revolver                                           8,604                  -
Proceeds from Secured Notes, net of $7,537 discount                124,463                  -
Repayment of Term Loan                                             (98,750)              (750)
Repayment of capital lease obligations                                (330)              (549)
Proceeds from (repayment of) other debt                                (15)             1,925
Debt financing costs                                                (9,903)                 -
Lessor financing of new restaurants                                  2,286              2,915
Distributions to minority partners                                    (258)              (228)
Contributions from parent and affiliates                            12,500              1,792
Repurchase of equity ownership units in P&MC Holding LLC              (277)                 -
                                                                 ---------        -----------
Net cash provided by financing activities                           18,320             20,405
                                                                 ---------        -----------
  NET DECREASE IN CASH AND CASH EQUIVALENTS                        (15,800)            (3,529)

CASH AND CASH EQUIVALENTS:
  Balance, beginning of period                                      19,032              9,069
                                                                 ---------        -----------
  Balance, end of period                                        $    3,232              5,540
                                                                ==========        ===========

